UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2009

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2009 (the “Effective Date”), the Compensation Committee of the Board of Directors (the “Compensation Committee”) of The Coca-Cola Company (the “Company”) amended and restated four of the Company’s employee equity compensation plans and adopted amendments to the related forms of stock option award agreements.

Under these amendments to The Coca-Cola Company 1999 Stock Option Plan (the “1999 Stock Option Plan”), The Coca-Cola Company 2002 Stock Option Plan (the “2002 Stock Option Plan”) and The Coca-Cola Company 2008 Stock Option Plan (the “2008 Stock Option Plan”), the date on which the vesting of options accelerates upon separation from the Company was changed for grants on or after the Effective Date.  Previously, the vesting of options held at least 12 months accelerated at age 55 and 10 years of service or age 60 and one (1) year of service.  Under the plans as amended, the vesting of options held at least 12 months accelerates at age 60 with 10 years of service. In addition, The Coca-Cola Company 1989 Restricted Stock Award Plan (the "1989 Restricted Stock Award Plan") has been amended to remove the references to retirement as defined in the Company’s Employee Retirement Plan and the requirement that retirement occur at least five years after the date of the award in order for the shares to be released.  Under the 1989 Restricted Stock Award Plan as amended, for awards on or after the Effective Date, except as otherwise specified in the award, shares may be retained upon separation from the Company on or after age 60 with 10 years of service.

    Further, the Compensation Committee amended the provision in the 1999 Stock Option Plan regarding the time period available to exercise a stock option in the event of death of the optionee in order to make that plan consistent with the 2002 Stock Option Plan and the 2008 Stock Option Plan.  As a result, the time period that an option may be exercised in the event of death under the 1999 Stock Option Plan has been changed from the earlier of 12 months from the date of death and the expiration date of the option to the earlier of five (5) years from the date of death and the expiration date of the option.

The Compensation Committee also amended the forms of stock option award agreements related to all of these stock option plans, pursuant to which the executive officers of the Company named in its 2009 Definitive Proxy Statement to be filed with the Securities and Exchange Commission are entitled to receive awards.  These amendments include a mandatory and an optional provision.  The mandatory provision provides that an optionee who is subject to the Company’s stock ownership guidelines may not sell net shares (i.e. shares remaining after payment of the exercise price and/or taxes) of Company common stock obtained upon exercise of an option award until the optionee has satisfied the applicable stock ownership guidelines, and then may sell only the number of such shares in excess of those guidelines.  The optional provision, which may be used in a stock option award agreement at the Compensation Committee’s discretion, provides that the optionee may not sell any of the net shares of Company common stock obtained upon exercise of an option award until after the optionee ceases to be employed by the Company or a Related Company (as defined in the plans).

The amendments to these equity compensation plans were approved by the Compensation Committee pursuant to the authority granted to the Compensation Committee under the terms of each of the respective plans.  The nature of these amendments did not require shareowner approval under the terms of the plans, applicable law or the rules of the New York Stock Exchange.

The foregoing descriptions of the amendments to these amended and restated equity compensation plans and related forms of stock option award agreements are qualified in their entirety by reference to the amended and restated plans and amended forms of stock option award agreements, copies of which are attached hereto as Exhibits 10.1 through 10.7 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	The Coca-Cola Company 1989 Restricted Stock Award Plan, as Amended and Restated through February 18, 2009

Exhibit 10.2	The Coca-Cola Company 1999 Stock Option Plan, Amended and Restated through February 18, 2009

Exhibit 10.3	The Coca-Cola Company 2002 Stock Option Plan, Amended and Restated through February 18, 2009

Exhibit 10.4	The Coca-Cola Company 2008 Stock Option Plan, as Amended and Restated Effective February 18, 2009

Exhibit 10.5	Form of Stock Option Agreement in connection with The Coca-Cola 1999 Stock Option Plan, as adopted February 18, 2009

Exhibit 10.6	Form of Stock Option Agreement in connection with The Coca-Cola 2002 Stock Option Plan, as adopted February 18, 2009

Exhibit 10.7	Form of Stock Option Agreement in connection with The Coca-Cola 2008 Stock Option Plan, as adopted February 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: February 18, 2009	By: /s/ Harry L. Anderson Harry L. Anderson Vice President and Controller

EXHIBIT INDEX

Exhibit No.                              Description

Exhibit 10.1	The Coca-Cola Company 1989 Restricted Stock Award Plan, as Amended and Restated through February 18, 2009

Exhibit 10.2	The Coca-Cola Company 1999 Stock Option Plan, Amended and Restated through February 18, 2009

Exhibit 10.3	The Coca-Cola Company 2002 Stock Option Plan, Amended and Restated through February 18, 2009

Exhibit 10.4	The Coca-Cola Company 2008 Stock Option Plan, as Amended and Restated Effective February 18, 2009

Exhibit 10.5	Form of Stock Option Agreement in connection with The Coca-Cola 1999 Stock Option Plan, as adopted February 18, 2009

Exhibit 10.6	Form of Stock Option Agreement in connection with The Coca-Cola 2002 Stock Option Plan, as adopted February 18, 2009

Exhibit 10.7	Form of Stock Option Agreement in connection with The Coca-Cola 2008 Stock Option Plan, as adopted February 18, 2009